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FindWhat.com                                                    News Release
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Public Relations Contact:                           Company Contact:
Kathy Bell                                          Phillip R. Thune, COO / CFO
Jericho Communications, Inc.                        FindWhat.com
212-645-6900                                        212-255-1500
kathy@jerichopr.com                                 pthune@findwhatcorp.com

           FINDWHAT.COM ACHIEVES POSITIVE CASH FLOW AHEAD OF SCHEDULE
    - COMPANY BECOMES FIRST IN SECTOR TO ANNOUNCE CASH BALANCES ARE RISING -

NEW YORK - JUNE 6, 2001 - FINDWHAT.COM (NASDAQ: FWHT) a leading developer and marketer of performance-based advertising services for the Internet, featuring the FindWhat.com pay-for-placement search engine, announced today that it expects cash balances to increase during the second quarter of 2001.

"We believe we are the first performance-based search engine to show positive cash flow in a meaningful way," said Craig Pisaris-Henderson, President and CEO of FindWhat.com. "A key measure for any business is the ability to generate cash, and we have proven it can be done in our space."

The Company provided updated guidance for cash flow and revenue during the three months ending June 30, 2001. The Company now expects its cash balances to rise between $500,000 and $750,000, before including cash received from financings or from sales of investments, and also expects its revenue to increase approximately 50% over first quarter 2001 revenue of $2.56 million. On May 15, 2001, the Company had announced that it expected a decrease in cash, or a "cash burn," of up to $500,000 for Q2 2001, and sequential revenue growth of between 30% and 40%. FindWhat.com continues to expect that it will achieve positive quarterly net income by Q4 2001.

Pisaris-Henderson continued, "We continue to rapidly grow revenue while prudently managing our expenses and cash outlays. We are very proud that we have built a successful, cash-generating business, especially having raised under $9 million in cash to date. Many other publicly-traded search engines have received substantially more financing, and have been around longer than us, yet they are still burning cash."

"While we celebrate this milestone, we actually are more excited about things to come," said Pisaris-Henderson. "Our sector, which includes other high-growth companies like GoTo, Inc. (NASDAQ: GOTO) and Sprinks, a division of Primedia, Inc. (NYSE: PRM), continues to take market share from other online advertising alternatives. We are focused on maintaining the momentum we have built, and with continued sales growth and an increasing amount of cash in the bank, we are well positioned to do so."

THIS PRESS RELEASE, INCLUDING THE PROJECTIONS FOR CASH AND REVENUE, CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS THAT ARE BASED UPON CURRENT EXPECTATIONS AND INVOLVE CERTAIN RISKS AND UNCERTAINTIES WITHIN THE MEANING OF THE U.S. PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. WORDS OR EXPRESSIONS SUCH AS "PLAN," "INTEND," "BELIEVE" OR "EXPECT'" OR VARIATIONS OF SUCH WORDS AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY SUCH FORWARD-LOOKING STATEMENTS. KEY RISKS ARE DESCRIBED IN FINDWHAT.COM'S REPORTS FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION. READERS SHOULD NOTE THAT THESE STATEMENTS MAY BE IMPACTED BY SEVERAL FACTORS, INCLUDING ECONOMIC CHANGES AND CHANGES IN THE INTERNET INDUSTRY GENERALLY AND, ACCORDINGLY, FINDWHAT.COM'S ACTUAL PERFORMANCE AND RESULTS MAY VARY FROM THOSE STATED HEREIN, AND FINDWHAT.COM UNDERTAKES NO OBLIGATION TO UPDATE THE INFORMATION CONTAINED HEREIN.

ABOUT FINDWHAT.COM

Through its performance-based, pay-for-position search engine (www.FindWhat.com), FindWhat.com operates an online marketplace where Web publishers use an automated bidding process to determine the per-click fee they will pay for premier placement on the search results returned by the FindWhat.com search engine. These results are shown on FindWhat.com's network of distribution partners, which include Excite, Webcrawler, CNET's Search.com, and InfoSpace's MetaCrawler and Dogpile. The Web sites offering the highest bid for particular keywords and key phrases appear first on the list of search results distributed throughout the network. This cost-effective, pay-for-performance model allows Web publishers to pay only for those customers who click through to their sites, and increase their potential for exposure through the millions of searches distributed throughout the network per day. More information on FindWhat.com is available on the company's web site at http://www.FindWhat.com.